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                            STOCK PLEDGE AGREEMENT
                            ----------------------

                            EQUITY HOLDINGS LIMITED



     This STOCK PLEDGE AGREEMENT (this "Agreement"), dated as of December l5, 1993, by EQUITY HOLDINGS LIMITED, an Illinois limited partnership (the "Pledgor") with THE FIRST NATIONAL BANK OF BOSTON (the "Pledgee"). Capitalized terms which are used herein without definition and which are defined in the Loan Agreement referred to below shall have the same meanings herein as in the Loan Agreement.

     WHEREAS, Equity Holdings, an Illinois general partnership ("Equity Holdings"), Equity-DQSB, Inc., an Illinois corporation ("Equity-DQSB"), Riverside Partners, an Illinois limited partnership ("Riverside") and the Pledgee wish to provide for the making of loans to the Pledgor, Equity Holdings, Equity-DQSB, and Riverside (the Pledgor together with Equity Holdings, Equity-DQSB and Riverside, the "Borrowers"), pursuant to a Loan Agreement dated as of the date hereof (as amended and in effect from time to time, the "Loan Agreement") among the Borrowers and the Pledgee; and

     WHEREAS, in order to induce the Pledgee to enter into the Loan Agreement and as a condition precedent thereto the Pledgor has agreed to enter into this Agreement in order to secure the due and prompt payment and performance of the obligations of the Pledgor and the other Borrowers now or hereafter arising under the Loan Agreement and the other Loan Documents;

     NOW, THEREFORE, in consideration of these premises (the foregoing recitals being part of this Agreement), the Pledgor agrees with the Pledgee as follows:

     Section 1. Pledge of Securities and Use of Proceeds. The Pledgor hereby pledges, assigns and delivers to the Pledgee, the securities described on
Schedule 1 hereto to be held by the Pledgee or its agent subject to the terms and conditions hereinafter set forth. The certificates for such securities, accompanied by instruments of assignment thereof duly executed in blank by the Pledgor, have been delivered to the Pledgee.

     Section  2. Definitions.

     (a) The term "Securities" as used herein includes any securities described on Schedule 1 hereto and any additional securities of any corporation or company at the time pledged with the Pledgee hereunder.

     (b) The term "Obligations" as used herein means all indebtedness, obligations and liabilities of the Pledgor or any of the other Borrowers to the Pledgee under the Loan Agreement and the Note, in each case as such instrument is originally executed or, if modified, amended, restated or extended after the date hereof, as so



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modified, amended, restated or extended, whether such obligations are now existing or hereafter arising, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise.

        (c) The term "Collateral" as used herein means the property, including, without limitation, the property described on Schedule 1, at any time, whether now or hereafter, pledged with the Pledgee hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof, other than income, increases or proceeds received by the Pledgor pursuant to Section 6 hereof.

        (d) The term "Event of Default" shall mean any of the following events: default by the Pledgor in any of the terms, covenants or conditions of this Agreement (which default shall continue for thirty (30) days after written notice of such failure is given to the Pledgor), the occurrence of any Event of Default under the Loan Agreement, the Note, or any other note or loan agreement evidencing the Loan or any portion thereof, or default by the Pledgor in the payment or performance of any Obligations.

        Section 3. Security for Obligations. This Agreement and this pledge of the Collateral hereunder is made with the Pledgee as security for the Obligations.

        Section 4. Liquidation, Recapitalization, etc. Any sums paid upon or with respect to any of the Securities upon the liquidation or dissolution of any issuer thereof shall be paid over to the Pledgee to be held by it as security for the Obligations; and in case any distribution of capital shall be made on or in respect of any of the Securities or any property shall be distributed upon or with respect to any of the Securities pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Pledgee to be held by it as security for the obligations. All sums of money and property paid or distributed in respect of the Securities upon such a liquidation, dissolution, recapitalization or reclassification which are received by the Pledgor shall, until paid or delivered to the Pledgee, be held in trust for the Pledgee as security for the Obligations.

        Section 5. Warranties. The Pledgor warrants that it has acquired the Securities in good faith and without notice of any encumbrance or adverse claim within the meaning of the Uniform Commercial Code, that it has not granted or created with respect to the Securities any pledge, lien, security interest, charge, option, restriction or other encumbrance except for the security interest created by this Agreement, and that it has the power, authority and legal right to pledge all of such Securities pursuant to this Agreement. The Pledgor covenants that it will defend the Pledgee's security interest in such Securities against the claims and

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demands of all persons whomsoever; and the Pledgor covenants that it will have the like title to and right to pledge any additional Collateral and will likewise defend the Pledgee's rights and security interest therein.

        Section 6. Dividends, Voting Prior to Maturity. Unless and until an Event of Default shall have occurred, the Pledgor shall be entitled to receive all cash dividends paid in respect of the Securities, to exercise any voting rights accruing to the Securities, and to give consents, waivers, and ratifications in respect of the Securities; provided, however, that no vote shall be cast, or consent, waiver or ratification given or action taken which would be inconsistent with or violate any provisions of this Agreement or any note or loan agreement evidencing the Loan; and provided, further, that the Pledgee may at any time after an Event of Default cause the Securities to be transferred into its own name or that of its nominee or nominees, as collateral security. All such rights of the Pledgor to receive cash dividends or other distributions shall cease upon the occurrence of an Event of Default. All such rights of the Pledgor to vote and give consents, waivers and ratifications with respect to the Securities shall, at Pledgee's option as evidenced by Pledgee's notifying Pledgor of such election, cease upon the occurrence of an Event of Default.

        Section 7. Remedies. If an Event of Default shall have occurred, unless such Event of Default shall have been remedied, the Pledgee shall have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Pledgee deems expedient:

                (a) the Pledgee shall have the sole and exclusive right and authority to receive, retain and use all cash dividends and other proceeds payable on or in respect of all or any of the Securities and shall apply the same as provided below in this Section 7 with respect to proceeds of sales or dispositions. If any cash dividends or other proceeds shall be paid, remitted or distributed to the undersigned Pledgor on all or any of the Securities, the undersigned Pledgor will hold all of the said cash dividends and other proceeds in trust for the Pledgee without commingling the same with any other funds or property of the Pledgor, and, promptly after the Pledgor's receipt thereof, the Pledgor will pay or deliver the same directly to the Pledgee;

                (b) if the Pledgee so elects and gives notice of such election to Pledgor, the Pledgee may exercise any voting rights accruing to the Securities (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) and give all consents, waivers and ratification's in respect of the Securities and otherwise act with respect thereto as though it were the outright owner thereof (after an Event of Default the Pledgor hereby irrevocably constituting and appointing
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the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so);

                (c) the Pledgee may demand, sue for, collect or make any compromise or settlement the Pledgee deems suitable in respect of any Collateral held by it hereunder;

                (d) the Pledgee may sell, resell, assign and deliver, or otherwise dispose of any or all of the Collateral, for cash and/or credit and upon such terms, at such place or places and at such time or times and to such persons, firms, companies or corporations as the Pledgee thinks expedient subject to applicable requirements of Federal securities laws, after notice to Pledgor but without demand for performance by the Pledgor or any other notice or advertisement whatsoever except such as may be required by law; and

                (e) the Pledgee may cause all or any part of the Securities held by it to be transferred into its name or the name of its nominee or nominees, if it has not already done so.

If any of the Collateral is sold by the Pledgee upon credit or for future delivery, the Pledgee shall not be liable for the failure of the purchaser to pay the same and, in such event, the Pledgee may resell such Collateral. The Pledgee may buy any part or all of the Collateral at any public or private sale and may make payments thereof by any means. The Pledgee may apply the proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, and to all legal expenses, travel and other expenses which may be incurred by the Pledgee in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Obligations in the order set forth in Section 12 hereof, and any surplus shall be paid to the Pledgor.

     The Pledgor recognizes that the Pledgee may be unable to effect a public sale of the Securities by reason of certain prohibitions contained in the Securities Act of l933, as amended, and that, after making reasonable efforts, Pledgee may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Pledgor agrees that any such private sales may be at prices and on other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.




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           Section 8. Marshalling. The Pledgee shall not be required to marshal any present or future security for (including, but not limited to, this Agreement and the Collateral pledged hereunder), or guaranties of, the Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Pledgee's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may the Pledgor hereby irrevocably waives the benefits of all such laws.

           Section 9.  Pledgor's Obligations Not Affected. The
obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Pledgor; (b) any exercise or nonexercise, or any waiver, by the Pledgee or the Pledgor of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Agreement); (c) any amendment to or modification of any note or loan agreement evidencing modification of any instrument (other than this Agreement) securing any of the Obligations; or (e) the taking of additional security for, or any guaranty of, any of the Obligations or the release or discharge or termination of any security for or guaranty of any of the Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

           Section 10. Transfer by Pledgor. Without the prior written consent of the Pledgee, the Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber any of the Collateral or any interest therein, except for the pledge thereof provided for in this Agreement.

           Section ll. Further Assurances. The Pledgor will do all such acts, and will furnish to the Pledgee all such financing statements, certificates, legal opinions and other documents, and will obtain all such governmental consents and corporate approvals, and will do or cause to be done all such other things, as the Pledgee may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Pledgee hereunder.

           Section 12. Pro-Rata Security. All amounts owing with respect to the Obligations shall be equally and ratably secured by, and proportionately entitled to the benefits of, the Collateral, provided, that the costs, fees and expenses of the Pledgee in enforcing its rights hereunder shall constitute a first claim on all the Collateral and be entitiled to priority over all other Obligations in respect of all distributions of any proceeds from any portion of the Collateral.
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        Section 13. Exoneration. Under no circumstances shall the Pledgee be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind, other than the physical custody thereof, or any matter or proceedings arising out of or relating thereto. The Pledgee shall not be required to take any action of any kind to collect, preserve or protect its or the Pledgor's rights in the Collateral. The prior recourse of the Pledgee to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.

        Section 14. No Waiver; Expenses. (a) No act, failure or delay by the Pledgee shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Pledgee of any default or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Obligations or the Collateral and any and all other notices and demands whatsoever (except as expressly provided herein).

        (b) The Pledgor agrees to reimburse the Pledgee for, and to indemnify Pledgee against, any and all losses, expenses and liabilities (including liabilities for penalties) of whatsoever kind or nature sustained and incurred in connection with any claim, demand, suit, or legal or arbitration proceeding relating to this Agreement or the exercise of any rights or powers hereunder, including reasonable attorneys' fees and disbursements.

        Section 15. Notices. All notices and communications pursuant to this Agreement shall be in writing, either delivered in hand or sent by certified or registered mail, postage prepaid, or sent by telex or telegraph, addressed as follows: (a) if to the Pledgor, at Two North Riverside Plaza, Suite 600, Chicago, Illinois 60606 (Telex No. 28-2576), Attention: Senior Vice President Finance, with a copy to: Rosenberg & Liebentritt, P.C., Two North Riverside Plaza, Suite 1601, Chicago, Illinois 60606, Attention: James M. Phipps, Esq.; (b) if to the Pledgee, at 100 Federal Street, Boston, Massachusetts 02110 (Telex No. 94-0581), Attention: Timothy Barns, Managing Director; or (c) to such other addresses or by way of such other telex numbers as any party hereto shall have designated in a written notice to the other parties hereto. Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective when delivered in hand to a responsible officer of the party to which it is directed, or, if sent by certified or registered mail, postage prepaid, or by telex or telegraph, and properly addressed in accordance with the foregoing provisions of this Section 15, (i) when received by the addressee, or (ii) on the fifth day following the day of the dispatch thereof, whichever of (i) or
(ii) shall be the earlier.


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     IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    EQUITY HOLDINGS LIMITED,
                                    an Illinois limited partnership

                                    By: Samuel Zell Revocable Trust established
                                    under Trust Agreement dated
                                    January 17, 1990, general partner


                                    By: /s/
                                        -------------------------------------
                                        Samuel Zell, Trustee

                                    By: Robert H. and B. Ann Lurie Trust
                                        established under Trust Agreement
                                        establishing the Robert Lurie
                                        Revocable Trust dated
                                        December 19, 1989, general partner

                                    By: /s/
                                        ---------------------------------
                                        Sheli Z. Rosenberg, Trustee


                                    THE FIRST NATIONAL BANK OF BOSTON


                                    By: /s/
                                        ----------------------------------
                                        Managing Director



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                                  Schedule 1
                                      to
                            STOCK PLEDGE AGREEMENT
                          of Equity Holdings, Limited
                        (as amended from time to time)
                         ----------------------------

220,046 shares of common stock, $.01 par value per share, of Great American Management, Inc., a Delaware corporation, certificate number C 3788.

380,017 shares of common stock, $.01 par value per share, of Great American Management, Inc., a Delaware corporation, certificate number C 4318.

25,000 shares of common stock, $.01 par value per share, of Great American Management, Inc., a Delaware corporation, certificate number C 4843.

10,000 shares of common stock, $.01 par value per share, of Great American Management, Inc., a Delaware corporation, certificate number SO 0021.